UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014 (May 15, 2014)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Luminex Corporation (the “Company”), which was held on May 15, 2014 at the Company's corporate headquarters in Austin, Texas, a total of 39,313,156 shares of the Company's common stock, out of a total of 42,521,738 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The following proposals were voted on and approved by the Company's stockholders at the Annual Meeting:

1.	Election of Fred C. Goad, Jr., Jim D. Kever, and Jay B. Johnston to serve as Class II directors for a term of three years:

	Number of Shares
	Voted For	Vote Withheld	Broker Non-Votes
Fred C. Goad, Jr.	30,205,415	324,868	8,782,873
Jim D. Kever	30,202,070	328,213	8,782,873
Jay B. Johnston	30,218,696	311,587	8,782,873

2.
Approval of the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in the Company's proxy statement for the Annual Meeting:

Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
24,743,944	5,727,902	58,437	8,782,873

3.	Ratification of the appointment by the Company's Audit Committee of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014:

Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
39,195,912	105,085	12,159	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance